EXHIBIT 5

                                 Foley & Lardner
                            777 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202




                                   May 9, 1995





   Johnson Worldwide Associates, Inc.
   1326 Willow Road
   Sturtevant, Wisconsin  53177

   Ladies and Gentlemen:

             We have acted as counsel for Johnson Worldwide Associates, Inc., a Wisconsin corporation (the "Company"), in connection with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 650,000 shares of the Company's Class A Common Stock, $.05 par value per share (the "Class A Common Stock"), that may be issued pursuant to the Johnson Worldwide Associates, Inc. 1994 Long-Term Stock Incentive Plan (the "Plan").

             In this regard, we have examined: (a) the Plan; (b) signed copies of the Registration Statement; (c) the Company's Articles of Incorporation and Bylaws, as amended to date; (d) resolutions of the Company's Board of Directors relating to the Plan; and (e) such other documents and records as we have deemed necessary to enable us to render this opinion.

             Based upon the foregoing, we are of the opinion that:

             1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

             2. The shares of Class A Common Stock, when issued by the Company in the manner contemplated in the Plan, will be validly issued, fully paid and nonassessable, except as otherwise provided by
   Section 180.0622(2)(b) of the Wisconsin Statutes.

             We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of said Act.

                                      Very truly yours,



                                      FOLEY & LARDNER